ASSET PURCHASE AGREEMENT



                               BY AND AMONG


                          COASTAL TURBINES, INC.,
                              PAUL E. GRAHAM,
                            TINA TAYLOR GRAHAM

                                    AND

                        OMNI ENERGY SERVICES CORP.





                              APRIL 17, 1998



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                         ASSET PURCHASE AGREEMENT

     This Asset Purchase Agreement (this "AGREEMENT"), dated as of April 17, 1998, is entered into by and among COASTAL TURBINES, INC., a Louisiana corporation ("SELLER"), PAUL E. GRAHAM and TINA TAYLOR GRAHAM, the sole shareholders of Seller (collectively, the "SHAREHOLDERS" and individually, a "SHAREHOLDER), and OMNI ENERGY SERVICES CORP., a Louisiana corporation ("PURCHASER").

                       W I T N E S S E T H:

     WHEREAS, the Shareholders own 100% of the Seller's issued and outstanding common stock;

     WHEREAS, Seller owns a turbine repair, service and overhaul business (the "BUSINESS");

     WHEREAS, Seller, in connection with the Business, owns the assets, properties and other rights described in Section 1.01 below (collectively, the "ASSETS"); and

     WHEREAS, Seller desires to sell and Purchaser desires to buy all of the Assets upon the terms and conditions herein set forth.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants set forth herein, the parties hereto, intending to be legally bound, agree as follows:

                             ARTICLE I

                         PURCHASE AND SALE

     SECTION 1.11834. SALE AND PURCHASE OF THE ASSETS. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined in Section 2.01 hereof) Seller shall convey, sell, transfer and deliver to Purchaser and Purchaser shall purchase, acquire and accept from Seller, all of the following Assets for the consideration specified below, excluding those Assets, and rights specified in Section 1.02:

     (1)  FIXED  ASSETS.   All  helicopters,  machinery,  equipment,  spare
parts, furniture, and other movable  assets  of  the  Business,  listed  on
SCHEDULE 1.01(A) (collectively, the "FIXED ASSETS");

     (2)  INVENTORY.   All  usable  inventory  of  the  Business  listed on
SCHEDULE 1.01(B) (the "INVENTORY");

     (3) LICENSES AND PERMITS. All licenses, permits, consents, use agreements, approvals, authorizations and certificates of any regulatory, administrative or other governmental agency or body to the extent they relate exclusively to the Business or the ownership, use or operation of the Assets, in each case to the extent transferable by Seller including without limitation the FAA 145 repair station certificate;

     (4) TRADEMARKS, TRADE NAMES AND SIMILAR RIGHTS. All right, title and interest of Seller in and to the name "Coastal Turbines, Inc." together with the goodwill of the Business associated with such trade name, and all of Seller's other intellectual property relating exclusively to the Business or the ownership, use or operation of the Assets, including, without limitation, trade secrets, trademarks and trade names, trademark and trade name registrations, service marks and service mark registrations, copyrights, copyright registrations, the applications therefor and all rights of Seller as licensee under licenses to the extent transferable, relating to such intellectual property, together with all of the goodwill appurtenant thereto (all such intellectual property being hereinafter referred to collectively as the "PROPRIETARY RIGHTS");

     (5)  SUPPLIES.   All operating  supplies,  fuel,  packaging  supplies,
maintenance, warehouse and office supplies, tools, maintenance equipment and all similar property owned by Seller;

     SECTION 2.5.  EXCLUDED ASSETS.    Notwithstanding  the  provisions  of
Section 1.01 hereof, the Assets do not include the following (the "EXCLUDED ASSETS"):

     (1) ACCOUNTS RECEIVABLE. All accounts receivable of the Business (including intracompany liabilities or obligations owed to the Business by Seller), together with any unpaid interest accrued thereon and any security or collateral therefor, and all sums due for service performed or products provided by Seller prior to the Closing Date (as defined in Section 2.01), including, if any, unbilled receivables as of the Closing Date;

     (2)  INSURANCE.    All   insurance  policies  and  rights  thereunder,
including rights to any cancellation value on the Closing Date; and

     (3) OPEN WORK ORDERS. All engine repair, service and/or engine overhaul work orders entered into by Seller before the Closing Date ("OPEN WORK ORDERS"), to the extent listed on SCHEDULE 1.02(B) and all rights and obligations arising thereunder;

     (4) CASH. Any and all cash on hand including deposits, accounts and cash equivalents, on the Closing Date.

     SECTION 3.4. ASSUMED LIABILITIES. Except as otherwise provided in this Agreement, subject to and in accordance with the terms and provisions of this Agreement, at the Closing Purchaser will assume, perform and discharge only the following liabilities (collectively, the "ASSUMED LIABILITIES"):

     (1) TAXES. Other than the obligations of Seller, as landlord, for the tax liabilities set forth in the Lease attached as EXHIBIT A hereto, any and all taxes which may be applicable to the ownership, use or operation of the Assets or the Business related thereto with respect to periods beginning with the Closing, or arising from events or occurrences on or after the Closing, including without limitation, income, AD VALOREM, personal property, sales, value added, goods and services, or use taxes resulting from Purchaser's ownership of the Assets.

     SECTION 4.1. EXCLUDED LIABILITIES. Purchaser shall not assume and shall not be responsible for any liabilities, obligations or commitments of the Seller other than the Assumed Liabilities. In addition, to the extent that after the Closing, the Purchaser incurs a liability, or is otherwise responsible for personal injury or property damage, fines, penalties, remediation costs or other damages, including any liability or responsibility under any Environmental Laws (as defined in Section 3.15 hereof), then to the extent such liability is based upon a condition or defect of the Assets that existed on or before the Closing Date or related to actions taken by the Seller in (i) operating the Business or (ii) in the ownership, use or operation of the Assets, in each case prior to the Closing Date, such liability shall constitute an Excluded Liability.

     SECTION 5.1 CONSIDERATION; PURCHASE PRICE. Upon the terms and subject to the conditions contained in this Agreement, in consideration of and payment for the Assets, Purchaser shall pay to Seller (i) ONE MILLION ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($1,100,000) and (ii) 4,546 Shares of OMNI Energy Services Corp. common stock (the "STOCK") (collectively, the "PURCHASE PRICE"). The Purchase Price shall be payable to Seller as follows: Purchaser shall pay to Seller, in cash at the Closing, ONE MILLION ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($1,100,000.00) (the "CASH PAYMENT"), and Purchaser shall issue to Seller at the Closing a stock certificate(s) representing the Stock (the "STOCK CERTIFICATES").

     SECTION 6.1 EMPLOYMENT AND NON-COMPETITION AGREEMENT. At the Closing, Purchaser shall enter into an Employment and Non-Competition Agreement with Paul E. Graham (the "EMPLOYMENT AGREEMENT"), as set forth on EXHIBIT B attached hereto and made a part hereof.


                             ARTICLE II

                             THE CLOSING

     SECTION 1.11834. TIME AND PLACE. Upon the terms and subject to the conditions set forth in this Agreement, the closing of the purchase and sale of the Assets and the assumption of the Assumed Liabilities (the "CLOSING") will take place at 10:00 a.m. on the date hereof at the offices of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, located at 201 St. Charles Avenue, 51st Floor, New Orleans, Louisiana, (the "CLOSING DATE").

     SECTION 2.11834.  SELLER'S  DELIVERIES.   At  the Closing, Seller will
deliver to Purchaser the following, in form and substance reasonably satisfactory to Purchaser and its counsel:

     (1) A Bill of Sale and General Assignment in the form attached hereto as EXHIBIT C transferring and assigning to Purchaser all of Seller's right, title and interest in all Assets; and
assigning to Purchaser (together with any necessary consents) and other intangible rights included within the Assets to the extent assignable (to the extent non-assignable, it is understood and agreed that Purchaser shall receive the economic benefits thereto, to the extent reasonably practicable);

     (2)  Full and complete possession of the Assets as provided herein;

     (3) To the extent transferable, originals of all certificates, use agreements, permits, licenses and governmental, administrative and regulatory approvals and authorizations that are in Seller's possession and that are necessary to own and operate the Assets in compliance with all applicable federal, state and municipal laws;

     (4) At the Closing, Seller shall enter into a lease agreement, pursuant to which Seller shall lease to Purchaser Seller's facility, located at 123 Row 3, Lafayette, Louisiana 70508, for a term to commence on the Effective Date and otherwise on the terms and in the form of EXHIBIT A attached hereto and made a part hereof.

     (5)  Copies  of  any  consents  that are referenced  in  Section  3.04 hereof;

     (6) All original titles and registrations with the Federal Aviation Administration relating to any of the Assets described on SCHEDULE 1.01(A) including without limitation any of the helicopters, helicopter engines or related spare parts listed on such schedule;

     (7) The UCC-3 termination statements listed on EXHIBIT D, executed by Bank of Sunset & Trust Co. and Bank One, respectively;

     (8) Such other documents and instruments reasonably necessary to effect the transactions contemplated hereby, including the conveyance of title to the Assets to Purchaser.

     SECTION 3.8.  PURCHASER'S DELIVERIES.  At the Closing, Purchaser  will
deliver   to  Seller  the  following,  in  form  and  substance  reasonably satisfactory to Seller and its counsel:

     (1) The Cash Payment, by wire transfer to an account specified in writing by Seller to Purchaser prior to the Closing;

     (2) The Stock Certificates to be delivered and issued by Purchaser to Seller at the Closing.

     (3) A Bill of Sale and General Assignment in the form attached hereto as EXHIBIT C pursuant to which Purchaser shall assume the Assumed Liabilities;

     (4) Such other documents and instruments as shall be reasonably necessary to effect the transactions contemplated hereby.

     SECTION 4.4.  OTHER  DELIVERIES.   Mr.  Paul  E.  Graham and Purchaser
shall  each  execute and deliver the Employment Agreement  contemplated  by
Section 1.07.

     SECTION 5.4. TITLE, POSSESSION AND RISK OF LOSS. Title, possession and risk of loss or destruction or damage to the Assets shall pass to Purchaser at and upon Closing. Purchaser shall take all steps and actions as may be required to take actual possession, operation and control and responsibility for the Assets on the Closing Date.

                            ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller and each of the Shareholders hereby represent and warrant to Purchaser that:

     SECTION 1.11834. CORPORATE EXISTENCE. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana. Seller has all requisite corporate power to carry on the Business, as it is now being conducted, and to own and operate the Assets, and is duly qualified to transact business and is in good standing in each jurisdiction where the ownership of the Assets or the conduct of the Business requires such qualification and the failure to be so qualified would have a material adverse effect on the Business.

     SECTION 2.11834. CORPORATE POWER AND AUTHORITY. Seller has the requisite corporate power and authority to enter into this Agreement and consummate the transactions contemplated hereby. All corporate action necessary to authorize the execution, delivery and performance of this Agreement by Seller has been duly taken and this Agreement has been duly executed and delivered by Seller. This Agreement is a good, valid and binding obligation of Seller and each of the Shareholders, enforceable against Seller and each of the Shareholders in accordance with its terms (except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally).

     SECTION 3.11834. NO CONFLICT. The execution and delivery of this Agreement by Seller and each of the Shareholders, the compliance by Seller and each of the Shareholders with the terms and conditions hereof and the consummation by Seller of the transactions contemplated hereby will not (a) result in or constitute a default, breach, or violation of any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of Seller, (b) violate any provision of, any judicial, administrative or arbitration order, award, judgment, writ, injunction or decree applicable to, or any governmental permit or license issued to, Seller or any Shareholder, or (c) conflict with, result in a breach of, constitute a default or event of default (whether by notice or the lapse of time or both) under or accelerate or permit the acceleration of the performance required by Seller or any Shareholders, under any material indenture, mortgage, lien, agreement or instrument to which Seller or any Shareholder is a party or by which Seller or any of the Assets or any shareholder may be bound.

     SECTION 4.11834. CONSENTS. No authorization, consent, approval, permit or license of or filing with any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize the execution, delivery and performance of this Agreement on the part of Seller or any Shareholder, other than those which have been obtained.

     SECTION 5.11834.  TITLE TO AND CONDITION OF ASSETS.

     (1) Seller has good and marketable title to all of the Assets, free and clear of all pledges, liens, defects, leases, licenses, equities, conditional sales contracts, charges, claims, encumbrances, security interests, easements, restrictions, chattel mortgages, mortgages or deeds of trust (collectively, the "LIENS"). The instruments of conveyance, and other endorsements and instruments of transfer and assignment contemplated by this Agreement are sufficient to transfer good and marketable title to the Assets to Purchaser, free and clear of all Liens. The Assets are in good and usable condition and repair, ordinary wear and tear excepted.

     (2) The items of Inventory sold hereunder have been manufactured, mixed, packaged and labeled in accordance with all governmental laws and regulations, whether federal, state or local, including all environmental laws and regulations. The items of packaging supplies, office, warehouse, processing, operating and storage supplies, spare parts, fuel, tools, maintenance equipment and similar property sold to Purchaser hereunder are suitable for use in the ordinary course of the Business.

     (3) Seller has obtained all necessary releases of security interests from any lenders and creditors of Seller holding a security interest in any of the Assets.

     SECTION 6.3 CONTRACTS. Other than Open Work Orders, there are no contracts or commitments of Seller and/or Shareholders that are material to the operation of the Business or the ownership, use or operation of the Assets (including without limitation, mortgages, indentures, loan agreements, long-term supply contracts and open contracts).

     SECTION 7.3 EMPLOYEE MATTERS. None of the employees of Seller is a member of or represented by any labor union; Seller nor any of its employees are subject to any collective bargaining agreement; no petition for certification or union election is pending with respect to any of Seller's employees; and, to Seller's knowledge, there are no attempts of any kind being made to organize any of such employees. Within one year prior to the Closing Date, Seller had no more than 6 employees at any one time.

     SECTION 8.3 ABSENCE OF CERTAIN CHANGES. Since [December 31, 1997], Seller has conducted the Business only in the ordinary course and there has been no material adverse changes in the business, operations or financial condition of the Seller or to the Assets.

     SECTION 9.3. PROPRIETARY RIGHTS. SCHEDULE 3.09 identifies all patents, inventions, research, trademarks, trade names, copyrights, service marks, royalty rights or design rights used now or within the last year by Seller or the Shareholders in the operation of the Business or ownership, use or operation of the Assets or the performance of the Assumed Liabilities. Except as set forth on SCHEDULE 3.09, (a) neither Seller nor the Shareholders are bound by or a party to any options, licenses or agreements of any kind with respect to patents, trademarks, service marks, copyrights and pending applications therefor relating to the Business or the ownership, use or operation of the Assets or the Assumed Liabilities and (b) there are no claims or suits pending or, to Seller's or the Shareholder's knowledge, threatened against Seller or the Shareholder claiming an infringement by Seller or the Shareholders of any patents, copyrights, licenses, trademarks, service marks or trade names of others in connection with the Business or the ownership, use or operation of the Assets or the Assumed Liabilities.

     SECTION 10.3. COMPLIANCE WITH LAWS; LICENSES AND PERMITS. Seller is in compliance, in all material respects, with all applicable laws, regulations, orders, judgments, ordinances or decrees of any federal, state or local court or any governmental authority. Neither Seller nor the Shareholders have received any notices or orders, nor to its knowledge have any notices or orders been issued, relating to any violation by Seller or the Shareholders of any law, ordinance, regulation or requirement that would have a material adverse effect on the Business or the ownership, use or operation of the Assets or the Assumed Liabilities.

     SECTION 11.3. RELATIONSHIP WITH SUPPLIERS AND CUSTOMERS. Seller has not received notice of any intention to terminate or materially modify any relationship with its suppliers or customers.

     SECTION 12.3. TAXES. All foreign, federal, state, parish and local tax returns and reports required to be filed by Seller in connection with the operations of the Business or the ownership, use or operation of the Assets have been filed within the time period and in the manner prescribed by law. Seller has no reason to believe that any such returns and reports filed for the five preceding calendar years do not reflect accurately all liability for taxes required to be paid in connection with the operations of the Business or the ownership, use or operation of the Assets for the periods covered thereby. All taxes and assessments (including interest and penalties) owed in connection with the operations of the Business or the ownership, use or operation of the Assets have been paid in full or appropriate provision for payment has been made through the date hereof, including all estimated corporate income tax payments due and payable through the date hereof. Seller currently has no outstanding tax liability under the law of any jurisdiction that would subject Purchaser or the Assets to the liability or withholding requirements of such jurisdiction's law. To the knowledge of Seller there is no pending examination or proceeding by any authority or agency with respect to the Business or use, operation or ownership of the Assets relating to the assessment or collection of any taxes.

     SECTION 13.3 CONCERNING JOINT, SEVERAL AND IN SOLIDO LIABILITY OF SELLER AND THE SHAREHOLDERS.

     (a) Seller and each Shareholder is accepting joint, several and in solido liability hereunder in consideration of the Purchase Price and other obligations undertaken by Purchaser under this Agreement, for the mutual benefit, directly and indirectly, of Seller and each Shareholder and in consideration of the undertakings of each Shareholder to accept joint, several and in solido liability for the obligations of each of them.

     (b) Seller and each Shareholder jointly, severally and solidarily hereby irrevocably and unconditionally accept, as a co-obligor, joint, several and solidary liability with the other with respect to the payment and performance of the all of the obligations arising under this Agreement, it being the intention of the parties hereto that all the obligations shall be the joint, several and solidary obligations of each of the Seller and each Shareholder without preferences or distinction among them.

     (c) If and to the extent that Seller or either Shareholder shall fail to make any payment with respect to any of the obligations hereunder as and when due or to perform any of such obligations in accordance with the terms thereof, then in each such event, Seller or either Shareholder will make such payment with respect to, or perform, such obligation.

     (d) The obligations of Seller and each Shareholder under the provisions of this Section 3.13 constitute full recourse obligations of such party, enforceable against such party to the full extent of such party's properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.

     (e) Seller and each Shareholder hereby waive notice of acceptance of its joint, several and solidary liability, notice of occurrence of any breach of this Agreement, or of any demand for any payment or performance under this Agreement, notice of any action at any time taken or omitted by Purchaser under or in respect of any of the obligations hereunder, any requirement of diligence and, generally, all demands, notices and other formalities of every kind in connection with this Agreement. Seller and each Shareholder hereby assent to, and waives notice of, any extension or postponement of the time for the payment or performance of any of the obligations hereunder, the acceptance of any partial payment or performance thereon, any waiver, consent or other action or acquiescence by Purchaser at any time or times in respect of any default by Seller and/or any Shareholder in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Purchaser in respect of any of the obligations hereunder. Without limiting the generality of the foregoing, Seller and each Shareholder assents to any other action or delay in acting or failure to act on the part of Purchaser, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder which might, but for the provisions of this Section 3.13, afford grounds for terminating, discharging or relieving such party, in whole or in part, from any of its obligations under this Section 3.13, it being the intention of Seller and each Shareholder that, so long as any of the obligations hereunder remain unsatisfied, the obligations of such party under this
Section 3.13 shall not be discharged except by performance and then only to the extent of such performance. The obligations of Seller and each Shareholder under this Section 3.13 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any reconstruction or similar proceeding with respect to Seller or any Shareholder. The joint, several and solidary liability of the Seller and each Shareholder hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of Seller or any Shareholder.

     SECTION 14.3 ERISA. Seller has never maintained or become obligated to contribute to any plan or arrangement as defined in Section 3.3 of ERISA, that (a) is subject to Title IV of ERISA, (b) is maintained, administered or contributed to by Seller and (c) covers any employee or former employee of Seller. Seller has not within the last five years engaged in, nor is Seller a successor to an entity that has engaged in, a transaction described in Section 4069 of ERISA.

     SECTION 15.3 LEGAL PROCEEDINGS. There are no actions, suits, or proceedings pending, or threatened investigations, against or affecting Seller or the Shareholders, or the use, ownership or operation of the Assets, the Business or the Assumed Liabilities, at law or in equity, by or before any governmental authority, known to Seller or the Shareholders, which action, suit, investigation or proceeding, if resolved against Seller or the Shareholders is reasonably likely to have a material adverse effect on the use, ownership or operation of the Assets, the Business or the Assumed Liabilities, including (i) unfair labor practice charges or complaints alleging violations of the National Labor Relations Act or any similar state law or regulation, (ii) charges of discrimination before the Equal Employment Opportunity Commission or any state or local government agency responsible for the enforcement of state or local anti-discrimination laws, (iii) claims before the United States Department of Labor or before any local government agency responsible for the enforcement of similar state or local laws alleging violations of the Fair Labor Standards Act or any state or local laws covering such matters, and (iv) claims before the United States Department of Labor or any other federal agency or before any state or local government agency responsible for the enforcement of state or local laws alleging violations of any occupational safety and health laws, or Environmental Laws (as defined in Section 3.16 hereof) or any state or local law covering such matters. There are no outstanding unsatisfied judgments, decrees, consent orders or other orders of any governmental authority against or affecting the use, ownership or operation of the Assets, the Business, or the Assumed Obligations known to Seller or the Shareholders. No action or proceeding has been instituted or, to the best of Seller's and the Shareholders' knowledge, threatened against Seller or any Shareholder before any governmental authority by any Person seeking to restrain or prohibit the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or thereby.

     SECTION 16.3  ENVIRONMENTAL.

     (a) "Environmental Laws" means any federal, state, local or foreign environmental law, ordinance, criterion guideline or regulation, which include but are not limited to: (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601-9675, as amended by the Superfund Amendments and Reauthorization Act of 1986; (ii) the Federal Insecticide, Fungicide, and Rodenticide Act, as amended; (iii) the Resource Conservation and Recovery Act, as amended; (iv) the Toxic Substances Control Act, as amended; (v) the Hazardous Material Transportation and Uniform Safety Act; (vi) the Clean Air Act, as amended;
(vii) the Federal Water Pollution Control Act, as amended; (viii) the Oil Pollution Act of 1990, as amended and (ix) the Louisiana Environmental Quality Act. "Hazardous substances," "hazardous wastes," and "toxic substances" includes materials defined as "hazardous substances," "extremely hazardous substances," "hazardous wastes," "hazardous constituents," "hazardous materials," "petroleum," "chemical substances," "pollutants," "contaminants," "solid waste" or "toxic substances" in the Environmental Laws.

     (b) Seller has (i) obtained all necessary licenses, permits and other authorizations and approvals required under the Environmental Laws, and
(ii) complied with all Environmental Laws concerning (x) emissions, discharges, releases or threatened release of toxic or hazardous substances or wastes into the environment; (y) generation, use, collection, treatment, storage, transportation, recover, removal, discharge, disposal or handling of toxic or hazardous substances or wastes; and (z) record-keeping, maintenance, testing, inspection, notification and reporting requirements with respect to toxic or hazardous substances or wastes. Seller has not filed any notice under any Environmental Law indicating past or present on-site treatment, storage or disposal of toxic or hazardous substances or wastes or reporting a spill or release of toxic or hazardous substances or wastes into the environment.

     (c) Seller is not, nor has it been, subject to any civil, criminal or administrative action, suit, demand, claim, hearing, notice or demand letter, notice of violation, investigation, nor is any such action, proceeding pending or threatened against Seller pursuant to any Environmental Law. Seller has no knowledge of, nor has Seller received notice of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent compliance or continued compliance with any Environmental Law or which may give rise to any common law or legal liability or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation under any Environmental Law. There are no facts or circumstances that would form the basis of a claim, citation or allegation against Seller for a violation of, or alleging liability under, any Environmental Law.

     (d) There are not, and have not been, any underground tanks of any type (including tanks storing gasoline, diesel fuel, oil or other petroleum products) or disposal sites for toxic or hazardous substances or wastes located on or under any of the real property owned or operated by Seller.

     (e) Seller has not, nor has any person engaged by Seller, treated, used, generated or manufactured any hazardous substances or wastes. Seller has not engaged any person to handle, transport, treat store or dispose of hazardous substances or wastes on its behalf, and disposal transportation, treating, storage or handling by the Seller of hazardous substances and wastes has been in compliance with all Environmental Laws.

     SECTION 17.3. DISCLOSURE AND RELIANCE. None of the information, documents, certificates or instruments furnished by Seller or the Shareholders to Purchaser or any of its representatives in connection with this Agreement are false or misleading in any material respect or contain any material misstatement of fact or omit to state any material facts required to be stated to make the statements therein not misleading. The representations and warranties made herein are made by Seller and the Shareholders with the knowledge and expectation that Purchaser is placing reliance thereon. To the extent that any portion of the representations or warranties made herein were made to Seller's or any Shareholder's knowledge, Seller and the Shareholders represent that they have made due and reasonable inquiry with respect thereto. Purchaser acknowledges and affirms that such party has had access to such of the books, records, and other materials and information regarding the Seller and the Business and the Assets, deemed necessary by Purchaser to evaluate the merits and risks of the transactions contemplated by this Agreement and acknowledges that it has relied solely on the representations, warranties and covenants contained in this Agreement and the Schedules and its own investigation in entering into this Agreement.

                            ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES
                           OF PURCHASER

     Purchaser represents and warrants to Seller that:

     SECTION 1.11834. CORPORATE EXISTENCE. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana with full corporate power to carry on its business as now being conducted and to own and operate the Assets now owned and operated by it, and is duly qualified to transact business and is in good standing in each jurisdiction where the ownership of its Assets or the conduct of its business requires such qualification and the failure to be so qualified would have a material adverse effect on Purchaser.

     SECTION 2.11834. CORPORATE POWER AND AUTHORITY. Purchaser has the requisite corporate power and authority to enter into this Agreement and consummate the transactions contemplated hereby. All corporate action necessary to authorize the execution, delivery and performance of this Agreement by Purchaser has been taken, or, prior to Closing, will have been taken, and this Agreement has been duly executed and delivered by
Purchaser. This Agreement is a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms (except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally).

     SECTION 3.11834. ABSENCE OF BREACH. The execution and delivery of this Agreement by Purchaser, the compliance by Purchaser with the terms and conditions hereof and the consummation by Purchaser of the transactions contemplated hereby will not (a) result in or constitute a default, breach, or violation of any of the terms, conditions or provisions of the Certificate of Incorporation or Bylaws of Purchaser, (b) to Purchaser's knowledge, violate any provision of, any judicial, administrative or arbitration order, award, judgment, writ, injunction or decree applicable to, or any governmental permit or license issued to, Purchaser, or (c) conflict with, result in a breach of, constitute a default or event of default (whether by notice or the lapse of time or both) under or accelerate or permit the acceleration of the performance required by, any material indenture, mortgage, lien, lease, agreement or instrument to which Purchaser is a party or by which Purchaser may be bound.

     SECTION 4.11834. CONSENTS. No authorization, consent, approval, permit or license of or filing with any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize the execution, delivery and performance of this Agreement on the part of Purchaser.

                             ARTICLE V

                          INDEMNIFICATION

     SECTION 1.11834.  INDEMNIFICATION BY  SELLER.   Seller and each of the
Shareholders shall, and hereby agree to, indemnify and hold Purchaser harmless against and in respect of:

     (1) All debts, liabilities and obligations of Seller and/or Shareholders of any nature, whether accrued, absolute, contingent, or known or unknown on the date hereof, existing or arising on or resulting from events which occurred or failed to occur on or before the Closing Date, to the extent not expressly assumed by Purchaser hereunder;

     (2) Any liability, loss, claim, damage or deficiency resulting directly or indirectly from any misrepresentation, breach of warranty or nonfulfillment of any agreement on the part of Seller and/or any Shareholder under this Agreement, or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to Purchaser hereunder; and

     (3) Any debt, liability, loss, claim, damage or deficiency ("CLAIMS") of any nature whatsoever (whether stated in contract or in tort) resulting directly or indirectly from or relating to any of the Open Work Orders whether arising or resulting from events which occurred before or after the Closing Date including without limitation any and all such Claims arising under or related to product liability, breach of warranty, workman's compensation and Environmental Laws;

     (4) All other actions, suits, claims, proceedings, demands, assessments, adjustments, costs and expenses incident to the foregoing, including, without limitation, attorneys' fees and other out-of-pocket expenses.

     SECTION  2.4.  INDEMNIFICATION  BY  PURCHASER.   From  and  after  the
Closing, Purchaser will indemnify and hold harmless Seller against and in respect of:

     (1) Any and all claims, actions, debts, obligations, damages, losses, deficiencies, liabilities, costs and expenses incurred or suffered by Seller that result from, relate to or arise out of:

          (1) any and all liabilities and obligations of Seller which have been expressly assumed by Purchaser pursuant to this Agreement;

          (2) any misrepresentation, breach of warranty or nonfulfillment of any agreement or covenant on the part of Purchaser under this Agreement, or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to Seller pursuant hereto; and

     (2) All other actions, suits, claims, proceedings, demands, assessments, adjustments, costs and expenses incident to the foregoing, including, without limitation, legal fees and other out-of-pocket expenses.

                            ARTICLE VI

                        GENERAL PROVISIONS

     SECTION 1.2. NOTICES. Any notices, demands, requests or other communications required or permitted hereunder shall be in writing and shall be deemed to have been sufficiently given if sent by fax or by registered or certified mail, postage prepaid, addressed as follows:

      TO THE SELLER:     Coastal Turbines, Inc.
                         122 Row 3
                         Lafayette, LA  70508
          Attention:     Paul E. Graham
                Fax:     (318) 234-6612

     WITH A COPY TO:     Paul J. Hebert, Ltd.
                         301 Rue Beauregard, Suite B
                         Lafayette, LA  70508
          Attention:     Fred W. Davis
                Fax:     (318) 267-7400

   TO THE PURCHASER:     OMNI Energy Services Corp.
                         4500 North East Evangeline Thruway
                         Carencro, LA 70520
          Attention:     Roger Thomas
                Fax:     (318) 896-2796

     WITH A COPY TO:     Jones, Walker, Waechter,
                           Poitevent, Carr<e`>re & Den<e`>gre
                         201 St. Charles Avenue
                         51st Floor
                         New Orleans, Louisiana  70170
          Attention:     W. Philip Clinton, Esq.
                Fax:     (504) 582-8012


or such other addresses as shall be furnished by like notice by such party. Any such notice or communication given by mail shall be deemed to have been given two business days after deposit in the U.S. mails, and any such notice or communications given by fax shall be deemed to have been given when sent by and the appropriate acknowledgment received.

     SECTION 2.2. COST AND EXPENSES. Unless otherwise provided herein, each party shall pay its own respective costs and expenses (including without limitation, the fees, disbursements and expenses of its attorneys, accountants and advisors) in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby.

     SECTION 3.2. SUCCESSORS AND ASSIGNS. Without the other party's written consent, this Agreement and the rights and obligations hereunder may not be assigned by any party hereto. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns.

     SECTION 4.2. ENTIRE AGREEMENT; AMENDMENT. This Agreement, including the schedules and exhibits hereto, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements with respect thereto. This Agreement may be amended, but only in a writing signed by an authorized representative of each of the parties hereto.

     SECTION 5.2.  COUNTERPARTS.   This Agreement may be executed in two or
more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     SECTION 6.2. HEADINGS. The headings of Articles and Sections herein are inserted for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     SECTION 7.2. GOVERNING LAW. This Agreement and all documents required hereunder shall be governed by and construed in accordance with the laws of the State of Louisiana, excluding such laws that direct the application of the laws of any other jurisdiction.

     SECTION  8.2.   SURVIVAL   OF  REPRESENTATIONS  AND  WARRANTIES.   The
representations, warranties and indemnification obligations contained in this Agreement shall survive the Closing.

     SECTION 9.11834. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provisions of applicable law that render any provisions hereof prohibited or unenforceable in any respect, but all the provisions of this Agreement shall be enforced to the fullest extent permitted under applicable law.

     SECTION 10.11834. TRANSFER TAXES. All stamp, transfer, documentary, sales, use, registration and other such taxes and fees (including any penalties and interest incurred in connection with this Agreement and the transactions contemplated hereby) (collectively, the "TRANSFER TAXES") shall be paid by Purchaser, and Purchaser shall, at its own expense, properly file on a timely basis all necessary tax returns and other documentation with respect to any Transfer Tax.

     SECTION 11.11834. ENFORCEMENT. The parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Louisiana or in Louisiana state court, this being in addition to any other remedy to which the parties are entitled at law or in equity.

     SECTION 12.11834. NO THIRD-PARTY BENEFICIARIES. This Agreement is not intended to create any rights, benefits or remedies in favor of any person not a party hereto and shall not be deemed to confer upon any such person any rights, benefits or remedies.

     SECTION 13.11834 RIGHT OF SET-OFF. Purchaser shall have the right to set-off against any amounts otherwise payable to Seller by Purchaser, under this Agreement, the Employment and Non-Competition Agreement or otherwise, any amounts payable by Seller to Purchaser pursuant to the indemnification provisions herein set forth. Said right of set-off, however, shall not be exclusive of any other right or remedy Purchaser may have with respect to indemnification claims, whether by contract, at law or in equity. Further, the amounts which are otherwise payable to Seller by Purchaser shall not be deemed to limit Purchaser's right to indemnification under this Agreement, at law or in equity.

     SECTION 14.11834 FURTHER ASSURANCES. Seller, the Shareholders and Purchaser each agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement, including, without limitation, any and all documents necessary to assign to Purchaser, or in the case of intellectual property to grant Purchaser the right to use, any of the Assets used by Seller in the operation of the Business or the ownership, use or operation of the Assets that are not conveyed to Purchaser at the Closing.






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

     IN WITNESS WHEREOF, this Asset Purchase Agreement has been executed on behalf of each of the parties hereto as of the day and year first above written.

                                   PURCHASER:

                                   OMNI ENERGY SERVICES CORP.:


                                   By: /S/ R. Patrick Morris
                                   Name:   R. Patrick Morris
                                   Title:  Vice President and General Manager
                                            Aviation Division

                                   SELLER:

                                   COASTAL TURBINES, INC.:


                                   By: /S/ Paul E. Graham
                                   Name:   Paul E. Graham
                                   Title:  President

                                   SHAREHOLDERS:


                                   By: /S/ Paul E. Graham
                                   Name:   Paul E. Graham


                                   By: /S/ Tina Taylor Graham
                                   Name:   Tina Taylor Graham

                             EXHIBIT A


                          LEASE AGREEMENT


     This LEASE AGREEMENT (this "LEASE") is entered into as of the 17th day of April, 1998 (the "EFFECTIVE DATE"), by and among COASTAL TURBINES, INC., a Louisiana corporation ("SELLER"), PAUL E. GRAHAM and TINA TAYLOR GRAHAM, the sole shareholders of Seller (collectively, the "SHAREHOLDERS" and individually, a "SHAREHOLDER"), and OMNI ENERGY SERVICES CORP., a Louisiana corporation ("PURCHASER"), in connection with that certain Asset Purchase Agreement (the "PURCHASE AGREEMENT") of even date herewith. Capitalized terms not otherwise defined herein shall have the meaning provided in the Purchase Agreement.


                       W I T N E S S E T H:

     WHEREAS, as a condition precedent to Purchaser's agreement to enter into the Purchase Agreement, Seller has agreed to lease to Purchaser the facility it owns and currently occupies located at 123 Row 3, Lafayette, Louisiana (the "FACILITY").

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller, Shareholders and Purchaser agree as follows:

     (1) LEASE. Seller hereby leases to Purchaser all rights of Seller in and to the Facility on the terms and conditions hereinafter set forth.

     (2) TERM. The term of this Lease shall commence on the Effective Date and shall terminate 90 days after commencement of this Lease (the "INITIAL TERM"). Purchaser shall have an option to extend the term of this Lease (the "RENEWAL TERM"), with such Renewal Term to be for 90 days, commencing upon the expiration of the Initial Term. Purchaser shall renew the Lease by notifying the Seller in writing prior to the termination of the Initial Term.

     (3) CONSIDERATION. Seller is entering into this Lease in order to induce Purchaser to enter into the Purchase Agreement. The fulfillment of Purchaser's obligations under the Purchase Agreement shall constitute all rental which is due under this Lease's Initial Term. Seller and Purchaser intend that the only expenses which Purchaser shall incur in connection with this Lease's Initial Term are the cost of (a) any usual and customary monthly utility charges necessary for Purchaser's use of the Facility, including, without limitation, all water, power and sewerage, prorated as to the Effective Date accordingly, and (b) insuring the Assets Purchaser acquired pursuant to the Purchase Agreement and located at the Facility during the duration of this Lease's Initial Term. In addition to the expenses Purchaser shall incur in connection with the Initial Term, during the Renewal Term, Purchaser shall pay to Seller rent in the amount of ONE THOUSAND TWO HUNDRED NINETY-FIVE DOLLARS ($1,295.00) per month. However, if the Purchaser terminates this Lease during the Renewal Term, under the terms of this Lease, the rent shall be prorated and Purchaser shall be reimbursed accordingly.

     (4) MAINTENANCE AND REPAIRS. Seller assumes responsibility and liability for the maintenance and repair of the Facility, and it shall be the duty of Seller, at its own expense, to keep the Facility and any structure located thereon in good condition during the term of this Lease, ordinary wear and tear excepted. If Seller does not perform its required maintenance and repair obligations within ten (10) days following receipt of notice from Purchaser specifying the problem to be corrected, Purchaser may arrange for the necessary maintenance and repair and Seller shall promptly reimburse Purchaser for the reasonable cost of such maintenance or repair.

     (5) COMPLIANCE WITH LAWS. Purchaser's operations shall comply with all zoning and nuisance laws. Seller shall be responsible for keeping the Facility in compliance with all building codes, zoning laws, fire codes, accessibility laws (including, without limitation, the Americans With Disabilities Act), and other federal, state, and local laws, ordinances, regulations, and orders relating to the physical condition of the Facility and the improvements thereon.

     (6) TAXES AND OTHER PUBLIC CHARGES. Seller shall pay, as they become due and payable and at least 30 days before any fine, penalty, interest, or cost may accrue thereon, all real estate taxes, assessments, service charges, special district taxes, and all other levies and charges, which are assessed or imposed by governmental or other taxing or levying authority upon the Property or any part thereof, or become payable during the term of this Lease.

     (7) INSURANCE. Seller shall be responsible for maintaining all insurance on the Facility (other than the movable contents thereof), and Seller shall maintain such coverages as Seller shall desire in its sole discretion. If Seller maintains any liability coverage, such coverage shall name Purchaser as an additional insured. Any property or liability insurance policies maintained by Seller shall contain a waiver of subrogation in favor of Purchaser, and, upon Purchaser's request, Seller shall provide Purchaser with copies of Seller's insurance policies and appropriate insurance certificates in order to confirm the required waiver of subrogation. Purchaser shall, however, insure its own movable property located at the Facility against theft, damage, or destruction with such property insurance coverage as Purchaser desires in its sole discretion. Seller shall not be liable for any damage or destruction of Purchaser's movable property located at the Facility.

     (8) ALTERATIONS TO THE PROPERTY. Purchaser shall not alter or improve the exterior or interior structural components of the Facility. With Seller's prior written consent, Purchaser may, at Purchaser's sole expense, alter the interior non-structural components of the building.

     (9) COVENANT OF QUIET ENJOYMENT. Seller covenants that, for so long as Purchaser fulfills its obligations hereunder, Purchaser shall have the quiet enjoyment of the Facility throughout the term of this Lease.

     (10) USE OF THE FACILITY. Purchaser shall use the Facility for any lawful purpose in connection with the use, ownership or operation of the Assets.

     (11) INDEMNITY. Purchaser shall not be liable for any loss, injury, death or damage to persons or property which at any time may be suffered or sustained by any person or entity as a result, in whole or in part, of the Facility's condition, and Seller shall indemnify Purchaser against, and hold Purchaser harmless from, all claims, liability, loss or damage whatsoever on account of any such loss, injury, death or damage. Seller's indemnification obligation shall not apply to loss, injury, death, or damage arising by reason of the negligence, gross negligence or willful misconduct of Purchaser, its agents, or employees. Purchaser shall name the Shareholders as insured under the Purchaser's comprehensive general liability policy.

     (12) TERMINATION.   At any time during the Renewal Term, Purchaser may
terminate this Lease by notifying the Seller in writing five (5) days prior to such termination date.

     (13) SURRENDER OF THE FACILITY. At the expiration of this Lease, or at its earlier termination for any cause provided in this Lease, Purchaser shall surrender the Facility to Seller so that Seller can repossess the Facility no later than noon on the tenth (10th) day following the day upon which this Lease expires or terminates.

     (14) NOTICES.   All  notices  shall  be  in  writing  and  provided in
accordance with the Purchase Agreement's notices provision.

     (15) GOVERNING  LAW.   This  Lease  shall  be governed by the laws  of
Louisiana.

     (16) COUNTERPARTS. This Lease may be executed in two counterparts, each of which shall constitute an original but both of which when taken together shall constitute one and the same instrument.

     (17) SUCCESSORS  AND  ASSIGNS.   This  Lease shall be binding upon the
respective successors and assigns of the parties hereto.

     (18) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations, warranties and indemnification obligations contained in this Lease shall survive the Closing.

     (19) SEVERABILITY. Should any provision of this Lease be held unenforceable under any now existing or hereafter arising law, ordinance, regulation, or jurisprudence, the remaining provisions of this Lease shall remain in full force and effect.



              [This page is left intentionally blank]

     IN WITNESS WHEREOF, the parties hereunto set their hands as of the Effective Date.


                              SELLER:

                              COASTAL TURBINES, INC.


                              By: /S/ Paul E. Graham
                                  Paul E. Graham
                                  President

                              SHAREHOLDERS:


                              By: /S/ Paul E. Graham
                                  Paul E. Graham


                              By:/S/ Tina Taylor Graham
                                 Tina Taylor Graham

                              PURCHASER:

                              OMNI ENERGY SERVICES CORP.


                              By:/S/ Roger E. Thomas
                                 Roger E. Thomas
                                 President

                            EXHIBIT B

                    OMNI  ENERGY SERVICES CORP.
                                AND
                          PAUL E. GRAHAM

             EMPLOYMENT AND NON-COMPETITION AGREEMENT


     THIS EMPLOYMENT AND NON-COMPETITION AGREEMENT is made and entered into as of the 17th day of April, 1998 (this "AGREEMENT") by and between OMNI ENERGY SERVICES CORP., a Louisiana corporation (as "COMPANY"), and PAUL E. GRAHAM, a resident of the State of Louisiana ("EMPLOYEE").

     WHEREAS, the Company has agreed to acquire the assets and assume certain liabilities of Coastal Turbines, Inc., a Louisiana corporation ("COASTAL"), of which Employee and his wife TINA TAYLOR GRAHAM are the sole shareholders and Employee is president, (the "PURCHASE AGREEMENT") of even date herewith. Capitalized terms not otherwise defined herein shall have the meaning provided in the Purchase Agreement;

     WHEREAS, the Company is desirous of obtaining the services of the Employee upon the terms and conditions contained herein; and

     WHEREAS, the Employee is desirous of providing services for the Company upon the terms and conditions contained herein.

     NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein contained, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. EMPLOYMENT. The Company hereby hires the Employee and the Employee hereby agrees to be employed upon the terms and conditions hereinafter set forth.

     2. TERM. Subject to the provisions for termination as hereinafter provided, the term of this Agreement shall be for a period of thirty-six
(36) months from the date hereof.

     3. COMPENSATION. For the period beginning on the mutual execution of this Agreement and expiring on the termination of this Agreement, Company shall pay Employee Sixty Thousand Dollars ($60,000) per annum.

     4. BENEFITS. Effective upon the Closing and for the period of Employee's employment under the terms of this Agreement, Company shall provide to Employee (i) fifteen (15) days of annual paid vacation, (ii) sick leave consistent with the Company's sick leave policy for employee managers, (iii) enrollment in a health insurance plan consistent with the Company's policy for providing insurance to employee managers and their families, and (iv) enrollment in any 401K plan or other retirement benefit plan as soon as it becomes available to Company employees. Further, the parties agree that Company shall consider at a later date a mutually agreed upon bonus incentive plan.

     5. DUTIES. Employee shall be employed as General Manager and Chief Inspector of the Repair Station, and shall assume all of the responsibilities and perform all of the duties, tasks and other work as outlined in the Coastal Turbines, Inc. Repair Station Inspection Procedures Manual, dated January 24, 1994, and as it may from time to time be amended.

     6. TERMINATION. This Agreement may be terminated at any time by the Company, without prior notice, for cause or for breach of any obligation of Employee to Company. For purposes of this Agreement "cause" shall mean:

          (a) personal dishonesty within the course of employment with the Company which evidences a want of integrity or is a breach of trust;

          (b) persistent failure to abide by reasonable rules and regulations governing the transaction of business of the Company as the Company's Board of Directors may from time to time adopt or approve;

          (c) persistent inattention to duties, or the commission of acts within employment with the Company amounting to gross negligence or willful misconduct;

          (d) misappropriation of funds or property of the Company or committing any fraud against the Company or against any other person or entity in the course of employment with the Company;

          (e) misappropriation of any corporate opportunity, or otherwise obtaining personal profit from any transaction which is adverse to the interests of the Company or to the benefits of which the Company is entitled;

          (f)  the commission of a felony involving moral turpitude; or

          (g)  any violation of a term of this Agreement.

     7.   CONFIDENTIALITY AND NON-DISCLOSURE OF INFORMATION.   Employee
recognizes, acknowledges and agrees that the names of the Company's customers and its pricing structure, processes, operations, marketing programs, sales techniques, designs, specifications and other trade secrets (collectively, the "PROPRIETARY INFORMATION") are valuable, special and unique assets of the Company. Employee will not, during or after the term of Employee's employment, directly or indirectly, utilize for the benefit of any person, business, enterprise or entity other than Company, or disclose any portion or part of the Company's Proprietary Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever. Furthermore, it is agreed that all data, lists, papers, memoranda, documents, and all products of Employee's skill, resulting from Employee's employment herein, shall be and remain the sole and exclusive property of the Company, and Employee shall execute any and all agreements and instruments that may be necessary to evidence the Company's ownership of such property. In the event of a breach or threatened breach by the Employee of the provisions of this Section 6, the Company shall be entitled to an injunction restraining the Employee from breaching the terms of this Agreement. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedy available to the Company for such breach or threatened breach, including the recovery of damages from the Employee.

     8. COVENANT OF NON-COMPETITION. For the period of Employee's employment and for a period ending two (2) years after termination of Employee's employment (whether such termination occurs because of a breach of this Agreement by the Company or by Employee, because of a termination of this Agreement by Company or Employee or the expiration of the term of this Agreement or for any reason following the expiration of the term of this Agreement) the Employee will not, directly or indirectly: (a) within any parish or municipality in Louisiana as set forth in EXHIBIT B-1 hereto or, with respect to activity outside of Louisiana, within any jurisdiction in which customers of the Company are located or reside, solicit, induce or otherwise contact past, current or prospective customers of the Company for the purpose of soliciting business from such customers, or any other purpose whatsoever which is detrimental to the Company or its business; (b) within any parish or municipality in Louisiana as set forth in EXHIBIT B-1 hereto or, with respect to activity outside of Louisiana, within any jurisdiction in which Coastal or the Company engages in or has engaged in business, own, manage, operate, control, be employed by, consult with, participate in, or be connected in any manner with the ownership, management, operation or control of any business, enterprise, or entity (including a sole proprietorship of Employee) which: (i) owns, operates, participates in, or controls any aspect of the engine overhaul and repair, aviation, seismic support or geophysical services business, which businesses include but are not limited to surveying, the provision of seismic drilling and support services, the transportation of personnel and/or equipment used in connection with seismic drilling and support services, and the design and manufacture of such equipment, or (ii) owns, operates, participates in, or controls any business which competes with the Company or (c) employ, hire, offer employment to, retain, engage or otherwise solicit or seek to obtain the services, whether as an employee, consultant, independent contractor or otherwise, of any employee, consultant, independent contractor or any other person or enterprise that performs or has in the past performed services for the Company.

     9. REFORMATION/SAVINGS CLAUSE. The parties agree that if either the length of time or the geographical area of Employee's covenants contained herein are deemed too restrictive by any court of competent jurisdiction in any proceeding involving the validity of said covenants, then the court may reduce the offending restriction to the maximum restriction it deems reasonable under the circumstances so as to give the maximum permissible effect to the intentions of the parties as set forth herein, and the court may enforce such provisions as so reformed.

     10. REMEDIES AND EQUITABLE PROVISIONS. The following provisions shall apply in respect of Employee's covenants and agreements contained in this Agreement:

     (a) Employee acknowledges and agrees that Employee's covenants contained in this Agreement are reasonable and necessary for the proper protection of Company and that the Employee's agreements herein not to compete with the Company shall not hinder Employee in obtaining gainful employment at the termination of this Agreement in the event Employee shall desire such employment.

     (b) Employee acknowledges and agrees that Company does not have an adequate remedy at law for the breach or threatened breach of Employee's covenants contained in this Agreement and Employee therefore agrees that Company, in addition to any other remedy which may be available to it, shall be entitled to enforce Employee's covenants by injunction or other equitable means. Without limiting the generality of the foregoing, the Company shall be entitled to an injunction restraining the Employee from owning, managing, operating, controlling, being employed by, participating in, or being in any way so connected with any activity which is prohibited in Section 8 and/or the solicitation of any business on his behalf or on behalf of others from any customer. Nothing herein stated shall be construed as prohibiting Company from pursuing any other remedies available to the Company for such breach or threatened breach including the recovery of damages from the Employee.

     (c) The parties agree that if Company should institute litigation against Employee to enforce any provisions of this Agreement, then the prevailing party in such litigation shall be entitled to receive, in addition to any other relief awarded such party, reasonable attorneys' fees in respect of the prosecution or defense of such litigation.

     11. NOTICES. Any notices, demands, requests or other communications required or permitted hereunder shall be in writing and shall be deemed to have been sufficiently given if sent by fax or by registered or certified mail, postage prepaid, addressed as follows:

      TO THE SELLER:     Coastal Turbines, Inc.
                         122 Row 3
                         Lafayette, LA  70508
          Attention:     Paul E. Graham
                Fax:     (318) 234-6612

     WITH A COPY TO:     Paul J. Hebert, Ltd.
                         301 Rue Beauregard, Suite B
                         Lafayette, LA  70508
          Attention:     Fred W. Davis
                Fax:     (318) 267-7400

   TO THE PURCHASER:     OMNI Energy Services Corp.
                         4500 North East Evangeline Thruway
                         Carencro, LA 70520
          Attention:     Roger Thomas
                Fax:     (318) 896-2796

     WITH A COPY TO:     Jones, Walker, Waechter,
                           Poitevent, Carr<e`>re & Den<e`>gre
                         201 St. Charles Avenue
                         51st Floor
                         New Orleans, Louisiana  70170
          Attention:     W. Philip Clinton, Esq.
                Fax:     (504) 582-8012


or such other addresses as shall be furnished by like notice by such party. Any such notice or communication given by mail shall be deemed to have been given two business days after deposit in the U.S. mails, and any such notice or communications given by fax shall be deemed to have been given when sent by and the appropriate acknowledgment received.

     12. WAIVER OF BREACH. The waiver or nonenforcement by the Company of a breach of any provision of this Agreement by the Employee shall not operate or be construed as a waiver of any subsequent breach by the Employee.

     13. ASSIGNMENT. Employee acknowledges that the services to be rendered by him are unique and personal. Accordingly, Employee may not assign any of his rights or delegate any of his duties or obligations under this Agreement. The rights and obligations of Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Company.

     14. SEVERABILITY. Every provision of this Agreement is entitled to be severable. The parties agree that if any term or provision hereof is held to be illegal, invalid, against public policy or unenforceable for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder to the Agreement, and the remaining provisions of this Agreement shall not be affected thereby.

     15. AMENDMENTS. No alterations, modifications, amendments or changes herein shall be effective or binding upon the parties unless the same shall have been agreed in writing by all the parties.

     16. SECTION HEADINGS. Section and other headings in this Agreement are for reference purposes only, and are in no way intended to describe, interpret, define or limit the scope or extent of any provision hereof.

     17. COUNTERPART EXECUTION. This Agreement may be executed by any number of counterparts with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

     18. APPLICABLE LAW. COMPANY AND EMPLOYEE ACKNOWLEDGE AND AGREE THAT THE LAW OF SEVERAL STATES COULD, CONCEIVABLY, APPLY TO THE TERMS OF THIS AGREEMENT. IN ORDER TO PROVIDE CERTAINTY WITH RESPECT TO THE CONSTRUCTION, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT, IT IS THE INTENTION OF THE PARTIES THAT THE INTERNAL LAWS OF THE STATE OF LOUISIANA SHALL GOVERN ONLY THE CONSTRUCTION, INTERPRETATION, VALIDITY AND ENFORCEMENT OF EACH TERM OF THE AGREEMENT WHICH RELATES TO OBLIGATIONS WHICH ARE INTENDED TO BE PERFORMED OR RESTRICTIONS UPON THE ACTIVITIES OR CONDUCT OF THE PARTIES WITHIN THE STATE OF LOUISIANA. THE CONSTRUCTION, INTERPRETATION, VALIDITY AND ENFORCEMENT OF EACH TERM OF THE AGREEMENT WHICH RELATES TO OBLIGATIONS TO BE PERFORMED OR RESTRICTIONS UPON THE ACTIVITIES OR CONDUCT OF THE PARTIES OUTSIDE OF THE STATE OF LOUISIANA SHALL BE GOVERNED BY THE LAW OF THE STATE IN WHICH SUCH ACTIVITIES OCCUR. THE PARTIES TO THIS AGREEMENT HAVE AGREED TO THIS BIFURCATED CHOICE OF LAW AFTER CAREFUL CONSIDERATION AND REFLECTION.

     19. RIGHTS CUMULATIVE. The rights of Company hereunder shall be cumulative and the enforcement by Company of any right shall not affect in any way the ability of Company to enforce any other right hereunder or any right or remedy of Company at law or in equity.

     20. ENTIRE AGREEMENT. This instrument contains the entire agreement of the parties and may not be changed orally but only by agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized managers, and the Employee has hereunto set his hand as of the day and year first above written.

                              COMPANY:

                              OMNI  ENERGY SERVICES CORP.,
                              a Louisiana corporation



                              By: /S/ R. Patrick Morris
                                  R. Patrick Morris
                                  Vice President and General Manager
                                       Aviation Division

                              EMPLOYEE:



                              By: /S/ Paul E. Graham
                                  Paul E. Graham

                            EXHIBIT B-1

    LOUISIANA PARISHES IN WHICH COVENANT NOT TO COMPETE APPLIES

                         Orleans
                         Jefferson
                         Plaquemines
                         St. Charles
                         Lafourche
                         Terrebonne
                         St. Martin
                         Assumption
                         St. James
                         Iberville
                         St. Mary
                         Lafayette
                         Acadia
                         Cameron
                         Vermilion
                         Calcasieu
                         Jefferson Davis
                         St. Bernard

                            EXHIBIT "C"


                BILL OF SALE AND GENERAL ASSIGNMENT


     This BILL OF SALE AND GENERAL ASSIGNMENT (this "BILL OF SALE") is dated as of the 17th day of April, 1998 (the "CLOSING DATE") by and among COASTAL TURBINES INC., a Louisiana corporation ("SELLER") and PAUL E. GRAHAM and TINA TAYLOR GRAHAM (the "SHAREHOLDERS") in favor of OMNI ENERGY SERVICES CORP., a Louisiana corporation ("PURCHASER"). Capitalized terms not otherwise defined herein shall have the meaning provided in that certain Asset Purchase Agreement (the "PURCHASE AGREEMENT") by and among Seller, Purchaser, and Shareholders, of even date herewith.

     For and in consideration of the Purchase Price and for other good and valuable consideration specified in the Purchase Agreement, the receipt and sufficiency of which is hereby acknowledged, Seller and the Shareholders do hereby bargain, grant, sell, convey, assign, transfer and deliver unto Purchaser on the Closing Date all of the Assets including, but not limited to, the assets listed on Schedules 1.01(a), 1.01(b), and 3.09 and Exhibits A and B hereto.

     TO HAVE AND TO HOLD, such Assets unto Purchaser and its successors and assigns forever free and clear of any chattel mortgages, security interest, pledges, restrictions, liens, encumbrances, equities or claims, and Seller and the Shareholders hereby bind themselves, their respective successors and assigns, jointly, severally, and solidarily to WARRANT AND FOREVER DEFEND all and singular the Assets unto Purchaser, its successors and assigns, against any person whomsoever claiming the same, or any part thereof.





              [This page is left intentionally blank]

     IN WITNESS WHEREOF, Seller, Shareholders and Purchaser have executed this Bill of Sale effective as of the Closing Date.


SELLER:

COASTAL TURBINES, INC.


By: /S/ Paul E. Graham
    Paul E. Graham
    President

SHAREHOLDERS:


By: /S/ Paul E. Graham
    Paul E. Graham


By: /S/ Tina Taylor Graham
    Tina Taylor Graham


PURCHASER:

OMNI ENERGY SERVICES CORP.


By: /S/ R. Patrick Morris
    R. Patrick Morris
    Vice President and General
    Manager
       Aviation Division

                             EXHIBIT D


                   UCC-3 TERMINATION STATEMENTS

                         SCHEDULE 1.01(A)

                        CTI EQUIPMENT LIST


TCM 3000 lb. Fork Lift
60 Gal. 150PSI Black Max Air Compressor
Ex-Cell - 2 Ton Engine Hoist
Econoline Glass Bead Blast Cabinet
Starrett - Grade A Surface Plate 24" x 36"
Arbor Press - 12"
Table Vise
Snap-On Parts Washer
20 Ton Hydraulic Press
2ea Red Barn Machine - Engine Work Stands
Enco 10" Rotary Table
1X - 3X Microscope
Micron - Microfiche Reader
5ea Work Tables 4' x 8'
31ea Heavy Duty Parts Racks - Shop & Parts Room
2ea Office Desk with Chairs
1ea Receptionist  Desk with Return & Chair
4ea Guest Chairs
Hewlett Packard Plain Paper Fax Machine 200
Xerox Copier Model 5309
Panasonic 412 Key Phone System with 6 Phone Receivers
GE 15 cu. ft. Refrigerator
Brother AX-500 Typewriter
Freightmaster 400 Scale
3ea 2 Drawer File Cabinets
1ea 4 Drawer File Cabinet
Allison 250 Series Tooling C20B - Some C28/C30
Micrometers, Dial Indicator, Depth Mic, etc. - Starrett
Special Test Fixtures
Shipping/Receiving Desk
Computer Desk
IBM 486 Computer with Lexmark 1000 Color Printer

                         SCHEDULE 1.01(B)

                             INVENTORY


PART NO.                DESCRIPTION                                             QUANTITY
Overhaul                6871486 Combustion Liner S/N 8-81-350                       1
Overhaul                6871486 Combustion Liner S/N SB116                          1
Overhaul                6871486 Combustion Liner S/N SA1753                         1
Overhaul                6871486 Combustion Liner S/N_______                         1
Overhaul                6871486 Combustion Liner S/N_______                         1
Overhaul                6871486 Combustion Liner S/N_______                         1
Overhaul                6890040 #1 Noz Shield S/N 9-78-102                          1
Overhaul                6890040 #1 Noz Shield S/N 12-86-293                         1
Overhaul                6890040 #1 Noz Shield S/N 5-84-273                          1
Overhaul                A6890040 #1 Noz Shield PMA S/N LP94D-03                     1
Overhaul                6895826 C30 #1 Noz Shield S/N 3-79-71                       1
Overhaul                6895826 C30 #1 Noz Shield S/N 1-81-26                       1
Overhaul                6898784 Adapter S/N 67814                                   1
Overhaul                6898784 Adapter S/N 51555                                   1
Overhaul                6898730 PT Support S/N DW14879                              1
Overhaul                6898731 PT Support S/N MK35120                              1
Overhaul                23005258 PT Inner Shaft S/N 58532                           1
Overhaul                23001903 PT Outer Shaft S/N 55365                           1
Overhaul                6851534 Scroll S/N MA24267                                  1
Overhaul                6851534 Scroll S/N MA11608                                  1
Overhaul                6870811 Shroud S/N ER22636                                  1
Overhaul                6870811 Shroud S/N ER32600                                  1
Overhaul                6892070 Oil Filter Hsg S/N 12773                            1
Overhaul                6892070 Oil Filter Hsg S/N 28177                            1
SCHEDULE 1.01(B) CONTD.


Overhaul                6853511 Exhaust Collector S/N 16892                         1
Overhaul                6879879 Exhaust Collector S/N 26571                         1


                              SPARES

   CAE-821691F
C20B Compressor     CAC-39711
C20B Gearbox        CAC-37383

   CAE-822887F
C20B Turbine        CAT-33728

   CAE-830810
C20B Compressor     CAC-33835

C20B Compressor     CAC-31623

C20B Turbine        CAT-36760

C20B Turbine        CAT-22973

C20B Compressor     CAC-16149

C20B Compressor     CAC-34400


All of these modules are in various stages of repair / overhaul. Complete log book records for all modules / engines.

                      SCHEDULE 1.01(B) CONTD.

                            REPAIRABLES

5ea       C20B GEARBOX COVERS
4ea       C20B GEARBOX HOUSINGS
1ea       C20F GEARBOX HOUSING
9sets     C20B COMPRESSOR CASE HALVES
5ea       C20B COMUSTION LINERS
3ea       C20B #2 TURBINE NOZZLES
7ea       C20B #4 TURBINE NOZZLES
4ea       C20B SUMP COVERS
2ea       C20B OUTER COMBUSTION CASES
3ea       C20B COMPRESSOR SCROLLS
1ea       C20B FRONT SUPPORT
4ea       C20B VANE RINGS
5ea       FUEL PUMPS
5ea       FUEL NOZZLES


                        SERVICEABLE MODULES

C20B Compressor                  CAC-31942F                       TSO-3289.2 (Rental)
C20B Compressor                  CAC-33739                        TSO-1075.5 (TSI-0)
C20B Turbine                     CAT-80069                        TSO-1828.1 (Rental)
C20B Turbine                     CAT-32460F                       TSO-2760.2 (Rental)
C20B Turbine                     CAT-33841                        TSO-1835.7 (Rental)
C20B Gearbox                     CAG-32442F                       TSO-2667.7 (TSI-0)(Rental)
C20B Gearbox                     CAG-32507F                       TSO-2848.3 (TSI-0)
C20B Gearbox                     CAG-37864                        TSN-4282.0

                         SCHEDULE 1.02(C)

                         OPEN WORK ORDERS



ESTIMATE OF REPAIRS

1.   W/O 230        American Aviation CAT-22969   $16,000.00
                    3&4 wheel retired

2.   W/O 233        Horizon Helicopters CAC-38671 $15,000.00
                    repair for F.O.D.

3.   W/O 228        Texas National Helicopters    $18,000.00
                    CAG-37040
                    repair for metal in oil

4.   W/O 236        American Aviation CAT-22606   $10,000.00
                    Sudden stoppage inspection

5.   W/O 238        Horizon Helicopters CAT-31290F $45,000.00
                    3500 hr. Overhaul

6.   W/O 239        American Aviation CAC-39252    $ 2,000.00
                    Metal in oil

7.   W/O 240        American Aviation CAG-33751    $15,000.00
                    Metal in oil

8.   W/O 241        American Aviation CAT33412     $ 3,000.00
                    Metal in oil

9.   W/O 242        Helicopter De Guatemala CAT30695P $23,000.00
                    1750 hr. Mini-Turbine

                            SCHEDULE 3.09

                          PROPRIETARY RIGHTS



                        COASTAL TURBINES, INC.